UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THE SINGAPORE FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Singapore Fund, Inc.

c/o Daiwa Securities Trust Company
One Evertrust Plaza
Jersey City, New Jersey 07302-3051
(201) 915-3054

April 21, 2010

Dear Stockholders:

The Annual Meeting of Stockholders of The Singapore Fund, Inc. (the "Fund") will be held on Wednesday, June 2, 2010, at the offices of Daiwa Capital Markets America Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, at 10:30 a.m., New York time. A Notice and Proxy Statement regarding the Meeting and a proxy card for your vote at the Meeting are available over the Internet at http://www.amstock.com/ProxyServices/ViewMaterials.asp.

At the Annual Meeting, the Fund's stockholders will elect Directors of the Fund and, if properly presented, will be asked to act upon a stockholder proposal. In addition, the stockholders who are present at the Annual Meeting will hear an investment report on the Fund and will have an opportunity to discuss matters of interest to them.

If you will not be able to attend the Annual Meeting in person, please take the time now to review the accompanying materials and vote your shares by proxy. Your vote is important.

The Board has recommended that the stockholders vote in favor of the nominees for election as directors of the Fund and against the stockholder proposal.

Respectfully,

Masaaki Goto

Chairman of the Board of The Singapore Fund, Inc.

STOCKHOLDERS ARE STRONGLY URGED TO VOTE THEIR SHARES OVER THE INTERNET OR VIA THE TOLL-FREE TELEPHONE NUMBER, AS DESCRIBED IN THE ACCOMPANYING MATERIALS. AS AN ALTERNATIVE, IF YOU REQUESTED AND RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, PLEASE PROMPTLY SIGN AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE TO ENSURE A QUORUM AT THE MEETING.

YOUR VOTE IS IMPORTANT.

The Singapore Fund, Inc.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2010

To the Stockholders of
The Singapore Fund, Inc.,

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Singapore Fund, Inc. (the "Fund") will be held at the offices of Daiwa Capital Markets America Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, on Wednesday, June 2, 2010, at 10:30 a.m., New York time for the following purposes:

1.  To elect Directors of the Fund.

2.  If properly presented, to act upon a stockholder proposal recommending an interval fund structure.

3.  To transact such other business as may properly come before the Meeting or any adjournments thereof.

On or about April 21, 2010, the Fund mailed stockholders a notice containing instructions on how to access the Proxy Statement and proxy card (the "Notice of Internet Availability of Proxy Materials"). As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials also included instructions on how to receive a paper copy of the proxy materials by mail or an electronic copy of the materials by e-mail. The proxy materials sent to you will include the proxy card, which you may complete, sign and return by mail. The proxy materials will also provide you with instructions on how to cast your vote over the Internet and a telephone number you may call to cast your vote.

The Fund's Board of Directors has fixed the close of business on March 17, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

You are cordially invited to attend the Meeting. Any stockholder who does not expect to attend the Meeting in person is requested to vote over the Internet, by telephone or by completing, dating and signing the requested proxy card and returning it promptly. You may nevertheless vote in person at the Meeting if you choose to attend. Your vote is important. The proxy is being solicited by the Fund's Board of Directors.

By order of the Board of Directors,

/s/ Yuko Tatezawa

Yuko Tatezawa

Secretary

April 21, 2010

The Singapore Fund, Inc.

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE SINGAPORE FUND, INC. (the "Fund") for use at the Annual Meeting of Stockholders, to be held at the principal office of Daiwa Capital Markets America Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, on Wednesday, June 2, 2010, at 10:30 a.m., New York time and at any adjournments thereof.

This Proxy Statement and proxy card are first being made available to stockholders on or about April 21, 2010. Any stockholder giving a proxy in advance of the Annual Meeting has the power to revoke it by mail (addressed to the Secretary of the Fund, c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302-3051) or in person at the Meeting by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxy cards received in time for the Meeting will be voted as specified in the proxy card or, if no specification is made, for Proposal 1 and against Proposal 2. Shares owned by any stockholder who attends the Meeting but does not cast a vote are included in the determination of the number of shares present at the Meeting.

Under rules and regulations of the U.S. Securities and Exchange Commission, instead of mailing a printed copy of the proxy materials to each stockholder of record, the Fund is furnishing proxy materials, which include the Proxy Statement, over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct how you may access and review the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs how you may submit your proxy card via the Internet. You may also vote your shares via touchtone telephone by dialing 1-800-PROXIES (please call 1-718-921-8500 for calls from outside the United States). If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. It is expected that the Notice of Internet Availability of Proxy Materials will first be mailed to stockholders on or about April 21, 2010.

The Fund will furnish, without charge, a copy of its Annual Report for its most recent fiscal year to any stockholder requesting such report or any stockholder requesting a paper copy of the proxy materials. Requests for the Annual Report should be made by writing to the Fund, c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302-3051, attention: Shareholder Relations, or by calling collect at (201) 915-3054.

The Board of Directors of the Fund has fixed the close of business on March 17, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding 9,493,516 shares of common stock.

The Fund's management knows of no business other than that mentioned in the Notice of Meeting, which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the proxy card to vote in accordance with their best judgment.

It is essential that stockholders vote their shares over the Internet, by telephone or by completing, dating, signing and returning the requested paper proxy card as indicated in the proxy card. Stockholders are able to vote their shares over the Internet at www.proxyvote.com. The Internet procedures are designed to authenticate a stockholder's identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Stockholders will also be able to obtain the toll free number to vote their shares via touchtone telephone after viewing the proxy materials over the Internet at https://secure.amstock.com/voteproxy/login2.asp. The Notice of Internet Availability of Proxy Materials includes instructions on how to request paper copies of proxy materials. If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card and mailing it in the enclosed envelope.

THE FUND'S BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 1 AND AGAINST PROPOSAL 2.

Proposal 1: ELECTION OF DIRECTORS

Persons named in the proxy card intend, in the absence of contrary instructions, to vote all proxies for the election of the nominees listed below as Directors of the Fund:

(i)  David G. Harmer as Class I Director for a term expiring in 2013; and

(ii)  Rahn K. Porter as Class I Director for a term expiring in 2013.

The terms of all nominees for Director will expire on the date on which Directors are elected at the Annual Meeting of Stockholders of the Fund in the years stated above or the date that their successors are elected and qualified. If any such nominee should be unable to serve due to an event that is not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Fund's Board of Directors to replace any such nominee. The election of each nominee as a Director of the Fund will require the affirmative vote of a majority of the votes cast at the Meeting.

Each of the nominees for Director has consented to be named in this Proxy Statement and to serve as a Director of the Fund if elected. The Board of Directors of the Fund has no reason to believe that either of the nominees named above will become unavailable for election as a Director, but if that should occur before the meeting for the Fund, the persons named as proxies in the proxy cards will vote for such persons as the Board of Directors of the Fund may recommend.

Information Concerning Directors and Nominees

The following table sets forth information concerning each of the nominees as a Director of the Fund, as well as the other current Directors of the Fund, and includes the experiences, qualifications, attributes and skills that led to the conclusion that each individual Director should serve as a Director the Fund.

Name (Age) and Address of Nominees/Directors	Principal Occupation or Employment and Other Directorships During Past Five Years	Director Since(1)	Dollar Range of Equity Securities in the Fund(2)	Aggregate Dollar Range of Equity Securities in all Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies(2)	Number of Portfolios in Fund Complex Overseen by Director(3)
Interested Director
Masaaki Goto (50)* Daiwa Capital Markets America Holdings Inc. Financial Square 32 Old Slip New York, NY 10005	Chairman and Corporate Executive Officer, Daiwa Capital Markets America Holdings Inc. (formerly Daiwa America Corporation), since April 2009; Head of Corporate Communication Department, Daiwa Securities Group Inc., from April 2006 to April 2009; Corporate Executive Officer and Chief Legal Officer, Daiwa Securities Group Inc., from April 2007 to April 2009; General Manager, Daiwa Securities Group Inc., from October 2006 to April 2007; General Manager and Head of Structured Finance Department, Daiwa Securities SMBC Co. Ltd., from October 2005 to October 2006.	2009	None	None	2
Independent Directors
Austin C. Dowling (78) 672 Medford Leas Medford, NJ 08055	Retired. Director, Federal Home Loan Bank System, from 1984 to 1991; President, The Financing Corporation, from 1987 to 1991; President, The Resolution Funding Corporation, from 1989 to 1991.	2000	$1-10,000	$10,001-50,000	3
Martin J. Gruber (72) 229 South Irving Street Ridgewood, NJ 07450	Professor of Finance, Leonard N. Stern School of Business, New York University, since 1965; Trustee, DWS Scudder Mutual Funds, from 1992 to 2008; Trustee, C.R.E.F., from 2001 to 2005 and Chairman from December 2003 to 2005; Trustee, National Bureau of Economic Research, since August 2005.	2000	$10,001- 50,000	$50,001-100,000	3

Name (Age) and Address of Nominees/Directors	Principal Occupation or Employment and Other Directorships During Past Five Years	Director Since(1)	Dollar Range of Equity Securities in the Fund(2)	Aggregate Dollar Range of Equity Securities in all Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies(2)	Number of Portfolios in Fund Complex Overseen by Director(3)
Independent Directors (continued)
David G. Harmer (66)† 10911 Ashurst Way Highlands Ranch, CO 80130	Retired; Director of Community and Economic Development, City of Ogden, from July 2005 to October 2008; Public Services Department Director, City of Ogden, from February 2005 to July 2005; Executive Director, Department of Community and Economic Development for the State of Utah, from May 2002 to January 2005.	1996	$10,001- 50,000	$10,001-50,000	3
Richard J. Herring (63) 327 South Roberts Road Bryn Mawr, PA 19010	Jacob Safra Professor of International Banking and Professor, Finance Department, The Wharton School, University of Pennsylvania, since July 1972; Co-Director, Wharton Financial Institutions Center, since July 2000; Director, Lauder Institute of International Management Studies, from July 2000 to June 2006; Trustee, DWS Scudder Mutual Funds (and certain predecessor funds), since 1990; Co-chair of the Shadow Financial Regulatory Committee, since 2000; Executive Director of the Financial Economists Roundtable, since 2008.	2007	$10,001- 50,000	$10,001-50,000	3
Rahn K. Porter (55)† 944 E. Rim Road Franktown, CO 80116	Senior Vice President and Treasurer, Qwest Communications International Inc., since June 2008; Director, BlackRidge Financial, Inc., since March 2005; Senior Vice President of Investor Relations, Qwest Communications International Inc., from September 2007 to June 2008; Vice President of Finance, Qwest Communications International Inc., from March 2003 to September 2007.	2007	$10,001- 50,000	$10,001-50,000	3

(1)  Each director serves for a three year term.

(2)  The information as to beneficial ownership is based on statements furnished to the Fund by the Directors. The dollar value of shares is based upon the market price as of April 1, 2010.

(3)  "Fund Complex" includes the Fund and other registered investment companies advised by DBS Asset Management (United States) Pte. Ltd., Daiwa SB Investments (Singapore) Ltd. or their respective affiliates.

*  Mr. Goto is deemed by the Fund's counsel to be an "interested person" (as defined in the U.S. Investment Company Act of 1940, as amended (the "1940 Act")). Mr. Goto is deemed an interested person of the Fund because of his affiliation with Daiwa Securities Group Inc., an affiliate of the Fund's investment adviser, Daiwa SB Investments (Singapore) Ltd.

†  Nominees for Director.

Based on the information furnished by each of the Directors as of March 17, 2010, neither any of the Directors nor any immediate family member of the Directors owned any securities of the investment manager or investment adviser, or any of their respective affiliates, of the Fund as of such date.

The Fund's Board of Directors held four regular meetings during its fiscal year ended October 31, 2009. Each current Director attended at least seventy-five percent of the aggregate number of meetings of the Board of Directors and any Committee of which he was a member. For annual or special stockholder meetings, Directors may but are not required to attend the meetings; and for the Fund's last annual stockholder meeting, each Director attended the meeting.

The Fund's Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which is responsible for reviewing financial and accounting matters. The members of the Fund's Audit Committee are independent as defined in Sections 303A.02 and 303A.07(a) of the New York Stock Exchange's Listed Company Manual, as may be modified or supplemented. The Fund has adopted a formal, written Audit Committee Charter, a copy of which is available at www.daiwast.com. The current members of the Fund's Audit Committee are Messrs. Dowling, Gruber, Harmer, Herring and Porter.

The Fund's Audit Committee met two times during its fiscal year. The report of the Fund's Audit Committee, along with certain disclosures regarding fees paid to the Fund's independent registered public accounting firm, are set forth on pages 11 and 12 of this Proxy Statement.

The Fund's Board of Directors has a Nominating and Compensation Committee, which is responsible for recommending individuals to the Board for nomination as members of the Board and its Committees. The Fund's Nominating and Compensation Committee is composed of Directors who are not interested persons of the Fund and comply with the independence requirements of the New York Stock Exchange listing standards for Nominating and Compensation Committee members. The Fund's Nominating and Compensation Committee's actions are governed by the Fund's Nominating and Compensation Committee Charter, a copy of which is available at www.daiwast.com. The current members of the Fund's Nominating and Compensation Committee are Messrs. Dowling, Gruber, Harmer, Herring and Porter. The Fund's Nominating and Compensation Committee did not meet during its last fiscal year.

Process of Evaluation of Independent Director Candidates

The Nominating and Compensation Committee identifies individuals qualified to serve as Independent Directors on the Fund's Board and on committees of the Board and recommends such qualified individuals for nomination by the Fund's Independent Directors as candidates for election as Independent Directors, advises the Fund's Board with respect to Board composition, procedures and committees, monitors and makes recommendations on corporate governance matters and policies and procedures of the Fund's Board of Directors and any Board committees and oversees periodic evaluations of the Fund's Board and its committees. Persons recommended by the Fund's Nominating and Compensation Committee as candidates for nomination as Independent Directors are required to possess such knowledge, experience, skills, expertise and diversity so as to enhance the Board's ability to manage and direct the affairs and business of the Fund, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or any listing requirements of the New York Stock Exchange. While the Independent Directors of the Fund expect to be able to continue to identify from their own resources an ample number of qualified candidates for the Fund's Board as they deem appropriate, they will consider nominations from stockholders to the Board. Nominations from stockholders should be in writing and sent to the Independent Directors as described herein.

Diversity Policy

The Fund's policy on Board diversity provides that while diversity and variety of experiences and viewpoints represented on the Board should always be considered, a nominee for Director should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a nominee for Director, the Fund's Nominating and Compensation Committee focuses on skills, expertise or background that would complement the existing Board, recognizing that the Fund's business and operations are diverse and global in nature.

Board Leadership Structure and Risk Oversight

The Fund is focused on its corporate governance practices and values independent Board oversight as an essential component of strong corporate performance to enhance stockholder value. The Fund's commitment to independent oversight is demonstrated by the fact that all of its Directors, except the Chairman, are independent. In addition, all of the members of the Board's committees are independent. The Board acts independently of management and regularly holds independent director sessions of the Board without members of management present. The Fund does not have a lead independent director because the Board believes that the current Board leadership structure is well suited for the Fund and its stockholders at this time.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board's general oversight of the Fund and is addressed as part of various Board and committee activities. The Fund's investment adviser and investment manager and other service providers also employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. In addition, the Fund's Chief Compliance Officer compiles a risk assessment for the Fund which is reviewed by the Board. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Fund, the Board interacts with and reviews reports from, among others, the Fund's investment adviser and investment manager, the Fund's Chief Compliance Officer, the Fund's independent registered public accounting firm and counsel, as appropriate, regarding risks faced by the Fund and applicable risk controls. In addition, Daiwa Securities Trust Company ("DSTC") prepares an operations memorandum for the Fund which is distributed to the Board prior to each quarterly meeting. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Stockholder Communications

Stockholders may send communications to the Fund's Board of Directors. Stockholders should send communications intended for the Fund's Board by addressing the communication directly to the Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to either the Fund's office or directly to such Board member(s) at the address specified for each Director above. Other stockholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management's discretion based on the matters contained therein.

Officers of the Fund

John J. O'Keefe (age 51) has been Vice President and Treasurer of the Fund since June 2000 and Vice President of the Fund Accounting Department of DSTC since June 2000. Mr. O'Keefe's address is One Evertrust Plaza, Jersey City, New Jersey 07302-3051.

Yuko Tatezawa (age 31) has been Secretary of the Fund since March 2004, Vice President of DSTC since October 2008 and worked in the Client Reporting Department of DSTC from 2002 to 2008. Ms. Tatezawa's address is One Evertrust Plaza, Jersey City, New Jersey 07302-3051.

Anthony Cambria (age 55) has been the Chief Compliance Officer of the Fund since September 2004 and Director and Executive Vice President of DSTC since 1999. Mr. Cambria's address is One Evertrust Plaza, Jersey City, New Jersey 07302-3051.

Leonard B. Mackey, Jr. (age 59) has been Assistant Secretary of the Fund since September 2004 and has been a consultant since 2007 and was a partner in the law firm of Clifford Chance US LLP from 1983 to 2007. Mr. Mackey's address is 31 West 52nd Street, New York, New York 10019.

Transactions with and Remuneration of Officers and Directors

The aggregate fee remuneration for Directors of the Fund not affiliated with the Fund's investment manager or investment adviser was $53,250.00 and $53,250.00 during the fiscal years ended October 31, 2009 and 2008, respectively. Each such non-affiliated Director currently receives fees, paid by the Fund, of $750 for each Directors' meeting attended in person or by telephone, $575 for each audit committee meeting attended in person or by telephone and an annual fee of $6,500.

The officers and interested Directors of the Fund did not receive any compensation from the Fund. DSTC, which pays the compensation and certain expenses of the officers of DSTC who serve as officers of the Fund, receives administration and custodian fees from the Fund.

Set forth below is a chart showing the aggregate fee compensation paid by the Fund (in U.S. dollars) to each of its Directors during the Fund's most recent fiscal year, as well as the total fee compensation paid to each Director of the Fund by the Fund and by other registered investment companies advised by DBS Asset Management (United States) Pte. Ltd., Daiwa SB Investments (Singapore) Ltd. or their respective affiliates (collectively, the "Fund Complex") for their services as Directors of such investment companies during their respective fiscal years. In all cases, there were no pension or retirement benefits accrued as part of the Fund's expenses.

Name of Director	Aggregate Compensation From the Fund	Total Compensation From the Fund and Fund Complex Paid to Directors
Interested Directors
Masaaki Goto(1)	$0	$0
Independent Directors
Austin C. Dowling	$10,650	$30,325
Martin J. Gruber	10,650	30,325
David G. Harmer	10,650	29,850
Richard J. Herring	10,650	30,325
Rahn K. Porter	10,650	30,325

(1)  "Interested person" of the Fund within the meaning of the 1940 Act.

INVESTMENT MANAGER AND INVESTMENT ADVISER OF THE FUND

DBS Asset Management (United States) Pte. Ltd. serves as the investment manager to the Fund and its principal office is located at 8 Cross Street, #08-01, PWC Building, Singapore 048424. Daiwa SB Investments (Singapore) Ltd. serves as the investment adviser to the Fund and its principal office is located at 152 Beach Road, #06-01/02 The Gateway East, Singapore 189721.

Proposal 2: STOCKHOLDER PROPOSAL

The Board of Directors has been informed by Walter S. Baer, 344 S. Canyon View Drive, Los Angeles, CA 90049 ("Baer"), a stockholder of record owning over $2,000 of shares of the Fund as of December 15, 2009, that he intends to submit the following proposal at the Meeting. The Fund is not responsible for the content of this stockholder proposal or the statement in support of the proposal.

RESOLVED: The shareholders of The Singapore Fund, Inc. ("Fund") ask the Board of Directors to take the steps necessary to adopt an interval fund structure, whereby the Fund will conduct periodic tender offers at least semiannually for at least 10% of currently outstanding common shares at a price of at least 98% of net asset value (NAV).

If properly presented at the Meeting, Baer's proposal will be Proposal 2. Baer has requested that the following statement be included in the proxy statement in support of his proposal.

STATEMENT IN SUPPORT: Shares of our Fund have traded at a substantial discount from NAV for a long time. The discount has averaged more than 10% for the past five years. One way to reduce the discount would be for our Fund to adopt an interval fund structure, in which the Fund conducts periodic tender offers for its shares at a price at or near NAV. This approach has been successfully implemented by other closed-end funds, such as The Asia Tigers Fund and The India Fund, whose discounts under interval fund structures have averaged below 6% over the same five-year period.

What has worked for The Asia Tigers Fund and The India Fund will, in my opinion, also work for our Fund to reduce the discount and substantially increase shareholder value.

AS DETAILED IN THE FOLLOWING STATEMENT OF OPPOSITION TO ITEM 2, THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, HAS CONCLUDED THAT ITEM 2 IS NOT IN THE BEST INTERESTS OF THE FUND'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST ITEM 2.

STATEMENT OF OPPOSITION

The Board has reviewed and considered Baer's proposal but believes that it is not in the best interests of the Fund and therefore recommends that the Fund's stockholders reject it for the following reasons:

Baer's proposal could result in liquidation of the Fund. Baer's proposal would have the Board adopt a policy that would, in essence, require the Fund to liquidate 10% of its assets semiannually. Repeated semiannual tender offers would likely reduce the Fund's assets over time to the point where the Board may conclude that the Fund is no longer viable. With each semiannual tender offer, the Fund would become smaller and harder to manage. The semiannual tender offers, as described in Baer's proposal, would quickly have the effect of shrinking the Fund and inevitably require it to completely liquidate.

Baer's proposal would increase the Fund's expense ratio. The Board strongly believes that an interval fund structure, as described in Baer's proposal, would increase the Fund's expense ratio, the ratio of its annual expenses to its average net assets. An interval fund structure would cause significant shrinkage of the Fund's assets over time and an increase in the Fund's expense ratio because the Fund's fixed costs would be spread across a smaller asset base. In addition to the reduced asset base, there would be significant costs to conducting the proposed tender offers, which may be borne by the Fund. Management estimates that the Fund's expense ratio would increase approximately 5.7% in the first year.

Baer's proposal would decrease the Fund's long-term value. The proposed semiannual tender offers would decrease the Fund's long-term value and could possibly decrease market demand for the Fund's shares. If Baer's proposal is adopted, in order to raise cash to fund the tender offers, management may be required to sell portfolio securities that might not otherwise be sold at that time, possibly at unfavorable prices, and with significant transaction costs. This could negatively impact the Fund's return for its long-term stockholders. Moreover, under Baer's proposal, potential trading partners will know that the Fund is in a forced sale position, which may further increase the risk of such a sale adversely affecting the Fund's stockholders and arbitrageurs could take advantage of an interval fund structure to the detriment of its long-term stockholders.

Baer's proposal would decrease management's investment flexibility. The Board believes that Baer's proposed structure would adversely affect long-term management of the Fund and its performance. Managers of closed-end funds are generally free to keep fund assets fully invested and generating income for stockholders, because they need not worry about the prospect of daily redemptions as in an open-end fund. The proposed semiannual tender offers would be required without regard to the prevailing market conditions and management's judgment at the specified time as to whether it is in the best interests of the Fund to liquidate 10% or more of its assets, and incur associated transaction costs, which may be necessary to fund the tender offers. Had this requirement been in place over the past two years, the Fund would have had to sell assets into a very difficult market that might have required a sale of more than 10% of the Fund's assets to cover the cost of the semiannual tender offers. Finally, during the pendency of a tender offer, the Fund will likely hold a greater than normal percentage of its net assets in cash and cash equivalents, which may adversely affect the Fund's ability to achieve its investment objective and maintain optimal performance.

It is questionable whether interval fund structures reduce discounts. Baer's proposal asserts that the adoption of an interval fund structure has worked to lower the discount to net asset value for The Asia Tigers Fund, Inc. and The India Fund, Inc. However, we believe this is inaccurate as The Asia Tigers Fund, Inc. has traded at an average discount from net asset value for the three months ended March 31, 2010 (5.75%) comparable to similar funds without an interval fund structure such as Morgan Stanley China A Share Fund, Inc. (4.46%). Additionally, The India Fund, Inc. has also traded at an average discount from net asset value for the three months ended March 31, 2010 (6.10%) comparable to similar funds without an interval fund structure such as The Morgan Stanley India Investment Fund, Inc. (6.03%).

The Fund's discount is narrowing and its investments have performed well. Finally, Baer's proposal neglects to mention that the Fund's discount to net asset value has begun to narrow. While the Fund's discount has averaged more than 10% for the past five years, it has averaged 9.20% for the three months ended December 31, 2009 and is not inconsistent with the discounts of other similar closed-end funds. Of the 31 single country funds listed by Lipper, Inc. and Bloomberg L.P., two were trading at a premium and 29 were trading at a discount to their net asset value per share, with 13 funds trading at a higher discount than the Fund as of February 26, 2010. Additionally, for the one-year period ended January 31, 2010, the Fund's net asset value increased by 78.5% outperforming its benchmark which increased by 69.2% over the same period. The Board believes that the Fund's discount may narrow further as market conditions continue to improve and will continue to monitor the Fund's discount and consider whether actions are warranted.

Required Vote. Since Proposal 2 is merely asking the Board to take action, there is no particular vote specified by law or the Fund's articles of incorporation or by-laws for "approval" of the Proposal. Accordingly, the vote on the Proposal will give the Board a sense of stockholders support for the Proposal. In view of the factors discussing above, it is unlikely that the Board will act on the Proposal unless a substantial majority of the Fund's outstanding shares vote in favor of the Proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, requires the Fund's officers and Directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange. The Fund believes that its officers and Directors have complied with all applicable filing requirements.

REPORTS OF THE AUDIT COMMITTEES

At a meeting held on March 2, 2010, the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons," as defined under the 1940 Act, selected PricewaterhouseCoopers LLP to act as the independent registered public accounting firm for the Fund for the fiscal year ending October 31, 2010. Although it is not expected that a representative of PricewaterhouseCoopers LLP will attend the Meeting, a representative will be available by telephone to respond to stockholder questions, if any.

The Fund's financial statements for the fiscal year ended October 31, 2009 were audited by PricewaterhouseCoopers LLP. The Fund's Audit Committee has reviewed and discussed the audited financial statements of the Fund with management of the Fund. The Audit Committee of the Fund has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and have discussed with PricewaterhouseCoopers LLP their independence with respect to the Fund. The Fund knows of no direct financial or material indirect financial interest of PricewaterhouseCoopers LLP in the Fund. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 and SAS 114 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. Based on the foregoing review and discussions, the Audit Committee of the Fund has recommended to the Board of Directors of the Fund that the audited financial statements of the Fund for the fiscal year ended October 31, 2009 be included in the Fund's most recent annual report filed with the Securities and Exchange Commission.

Rahn K. Porter, Chairman of the Audit Committees
Austin C. Dowling, Member of the Audit Committees
Martin J. Gruber, Member of the Audit Committees
David G. Harmer, Member of the Audit Committees
Richard J. Herring, Member of the Audit Committees

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered in connection with the annual audit and review of the Fund's financial statements for the fiscal years ended October 31, 2009 and 2008 were $84,775 and $76,900, respectively. The fees billed for the fiscal year ended October 31, 2009 included $7,875 related to reports on compliance with Rule 17f-2 of the Investment Company Act of 1940, which permits an affiliated person to act as custodian to the Fund.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for assurance-related services related to the performance of the audit or review of the Fund's financial statements for the fiscal years ended October 31, 2009 and 2008 were $0 and $7,875, respectively.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning (consisting of a review of the Fund's income tax returns and tax distribution requirements) for the fiscal years ended October 31, 2009 and 2008 were $10,650 and $10,650, respectively.

Other Fees

There were no other fees billed by PricewaterhouseCoopers LLP for services rendered to the Fund for the fiscal years ended October 31, 2009 and 2008.

Audit Committee Pre-approval

The Fund's Audit Committee's policy is to pre-approve all auditing and non-auditing services to be provided to the Fund by the Fund's registered public accounting firm. All of the audit and the tax services described above for which PricewaterhouseCoopers LLP billed the Fund fees for the fiscal years ended October 31, 2009 and 2008 were pre-approved by the Fund's Audit Committee.

The aggregate fees billed for all other non-audit services, including fees for tax-related services, rendered by PricewaterhouseCoopers LLP to the investment manager or investment adviser for the Fund, and entities controlling, controlled by or under common control with the investment manager or investment adviser for the Fund that provide ongoing services to the Fund for the fiscal years ended October 31, 2009 and 2008 were $2,000 and $2,000, respectively.

The Audit Committee of the Fund has considered whether the provision of non-audit services rendered to affiliates of the investment adviser and investment manager of the Fund is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is information with respect to persons who, to the knowledge of the management of the Fund, owned beneficially more than 5% of the Fund's outstanding shares as of March 17, 2010. The information is based on publicly available Schedule 13D and 13G disclosures filed with the Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Lazard Asset Management LLC 30 Rockefeller Plaza New York, NY 10112	666,147	(1)	7.02%
City of London Investment Group PLC 77 Gracechurch Street London, England EC3V 0AS	2,307,251	(2)	24.30%

(1)  The above information is based on a Schedule 13G filed with the Commission on February 5, 2010, which indicates that Lazard Asset Management LLC has sole voting power and sole dispositive power with respect to its 666,147 shares.

(2)  The above information is based on a Schedule 13G filed with the Commission on February 9, 2010, which indicates that City of London Investment Group PLC has sole voting power and sole dispositive power with respect to its 2,307,251 shares.

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph by officers of the Fund or personnel of DSTC. The Fund has retained The Altman Group, Inc. to assist in the proxy solicitation. The fee for such services is estimated at $3,500, plus reimbursement of expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund's officers or agents in person or by telephone will be borne by the Fund. The Fund will reimburse banks, brokers and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

It is important that you promptly submit your vote as a stockholder of the Fund. In the event that sufficient votes in favor of the proposals set forth in the Notice of the Meeting for the Fund are not received by June 2, 2010, the persons named as attorneys in the proxy card may propose one or more adjournments of the Fund's Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Fund's Meeting to be adjourned. The persons named as attorneys in the proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

STOCKHOLDER PROPOSALS

Any proposal by a stockholder of the Fund intended to be included in the proxy materials for the year 2011 annual meeting of stockholders of the Fund must be received by the Fund, c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302-3051, not later than December 22, 2010.

The Fund's By-laws require that any proposal by a stockholder of the Fund intended to be presented at a meeting of stockholders must be received by the Fund, c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302-3051, not earlier than 90 days prior and not later than 60 days prior to such meeting of stockholders.

By order of the Board of Directors,

/s/ Yuko Tatezawa

Yuko Tatezawa

Secretary

One Evertrust Plaza
Jersey City, New Jersey 07302-3051
April 21, 2010

THE SINGAPORE FUND, INC.

c/o Daiwa Securities Trust Company, One Evertrust Plaza, Jersey City, New Jersey 07302-3051

Proxy Solicited on Behalf of the Board of Directors for the
Annual Meeting of Stockholders on
June 2, 2010

The undersigned stockholder of The Singapore Fund, Inc. (the “Fund”) hereby appoints John J. O’Keefe and Yuko Tatezawa, or either of them, proxies of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the Annual Meeting of Stockholders of the Fund, to be held at the offices of Daiwa Capital Markets America Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, on June 2, 2010 at 10:30 a.m., New York time, and at any and all adjournments thereof, according to the number of votes the undersigned would be entitled to cast if personally present.

The shares represented by this proxy card will be voted in accordance with the instructions given by the undersigned stockholder, but if no instructions are given, this proxy card will be voted IN FAVOR OF Proposal 1 and AGAINST Proposal 2 as set forth in this proxy card.  In addition, this proxy card will be voted, in the discretion of such proxies, upon such other business as may properly come before the Meeting or any adjournment thereof.  The undersigned hereby revokes any and all proxies with respect to such Shares heretofore given by the undersigned.  The undersigned acknowledges receipt of the Proxy Statement dated April 21, 2010.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

X	Please mark votes as in this example.
THE SINGAPORE FUND, INC.		The Board of Directors recommends a vote FOR Proposal 1 and a vote AGAINST Proposal 2 below.

1.  To elect Directors of the Fund for a term expiring on the date on which Directors are elected at the Annual Meeting of Stockholders of the Fund in 2013 or the date on which their successors are elected and qualified.

NOMINEES:
		☐	FOR ALL NOMINEES	¡ David G. Harmer	Class I
		☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Rahn K. Porter	Class I
		☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for an individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to the nominee you wish to withhold, as shown here: •

2. Stockholder Proposal recommending adoption of an interval fund structure.

		☐	FOR ☐	AGAINST ☐	ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space to the left.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: